UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    August 31, 2023
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

INTRODUCTORY NOTE

On August 31, 2023, Albany International Corp. (“Albany”) completed its previously announced acquisition (the “Transaction”) to acquire privately held Heimbach GmbH (“Heimbach”), a leading supplier of paper machine clothing, pursuant to the terms of the Stock Purchase Agreement dated as of June 14, 2023 by and among the shareholders of Heimbach and Albany.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On June 14, 2023, Albany filed a current report on Form 8-K disclosing under Item 8.01 that it had entered into a definitive agreement to acquire Heimbach from its shareholders in an all cash transaction, including the assumption of net debt.

As described above, the Transaction was completed on August 31, 2023. As a result of the Transaction, Heimbach became a wholly owned indirect subsidiary of Albany.

Total consideration was approximately €132 million in cash, plus assumed net debt of approximately €22 million.

Item 8.01 – Other Events.

Albany issued a news release on August 31, 2023 announcing the completion of the Transaction. A copy of the news release is attached hereto as Exhibit 99.1 and the contents thereof are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:
99.1    News Release dated August 31, 2023.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: August 31, 2023

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release, dated August 31, 2023, issued by Albany International Corp.
104	Inline XBRL cover page.